Exhibit 10.3

Execution Version

Amended and Restated Guaranty

from

Norfolk Southern Corporation

Dated as of April 1, 2026

Amended and Restated Guaranty

THIS AMENDED AND RESTATED GUARANTY, dated as of April 1, 2026 is made by NORFOLK SOUTHERN CORPORATION, a Virginia corporation (in its capacity as guarantor hereunder, the “Guarantor”) in favor of the Beneficiaries (as hereinafter defined) (the “Guaranty”).

W i t n e s s e t h:

WHEREAS, Norfolk Southern Railway Company, a Virginia corporation (“Lessee”), BA Leasing BSC LLC, a Delaware limited liability company (“Lessor”), the Rent Assignees party thereto and Bank of America, N.A., not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent (the “Administrative Agent”) have entered into that certain Amended and Restated Participation Agreement dated as of April 1, 2026 (as it may be modified, amended or restated from time to time as and to the extent permitted thereby, the “Participation Agreement”; and, unless otherwise defined herein or the context hereof otherwise requires, terms which are defined or defined by reference in the Participation Agreement shall have the same meanings when used herein as such terms have therein), which amends and restates the Original Participation Agreement (as defined in the Participation Agreement);

WHEREAS, in connection with the Original Participation Agreement, Guarantor entered into and is currently party to that certain Guaranty, dated as of March 1, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Guaranty”);

WHEREAS, in connection with the Participation Agreement, Guarantor has agreed to amend and restate the Original Guaranty as set forth herein;

WHEREAS, it is a condition precedent to the consummation by the Beneficiaries (as hereinafter defined) of the transactions to be consummated on the Document Closing Date that Guarantor execute and deliver this Guaranty;

WHEREAS, (a) Lessee is a direct or indirect wholly-owned Subsidiary of Guarantor and (b) it is in the best interests of Guarantor that the Overall Transaction and the Document Closing Date occur; and

WHEREAS, this Guaranty, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of Guarantor;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, the Original Guaranty is hereby amended, restated and superseded in its entirety and Guarantor hereby agrees as follows:

Section 1. Guarantee. Guarantor hereby irrevocably and unconditionally guarantees to Lessor, the Administrative Agent, each Participant, each other Indemnitee and their respective successors and permitted assigns (individually, a “Beneficiary” and collectively, the “Beneficiaries”) (a) the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of and (b) the full and prompt performance of all of the Liabilities (as hereinafter defined), including, interest or yield on any such Liabilities, whether accruing before

Norfolk Southern Corporation	Amended and Restated Guaranty

or after any bankruptcy or insolvency case or proceeding involving Lessee or any other Person, and, if interest or yield on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest and yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including reasonable attorneys’ fees actually incurred and legal expenses) paid or incurred by any Beneficiary in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. The term “Liabilities,” as used herein, shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due: all Rent (including, but not limited to Basic Rent and Supplemental Rent), Lease Balance, Purchase Amount, Casualty amounts, Ground Lease Rent, Ground Sublease Rent, Authority Lease Rent, Sale Option Recourse Amount, indemnities and all additional amounts and other sums at any time due and owing, and required to be paid by Lessee under the terms of the Lease, Participation Agreement, Ground Lease, Ground Sublease, Authority Lease, Bond Documents or any other Operative Document and all other obligations, covenants and agreements to be performed by Lessee under the Lease, Participation Agreement, Ground Lease, Ground Sublease, Authority Lease, Bond Documents or any other Operative Document (whether or not Lessee, Guarantor or any other Person shall be relieved or released from any or all liability or obligations under any thereof, except on account of the full and indefeasible payment and performance of all Liabilities).

In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or any other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

Guarantor agrees that upon the occurrence of an Event of Default described in Section 16.1(h) or (i) of the Lease, Guarantor will pay to the Beneficiaries forthwith the full amount which would be payable hereunder by Guarantor as if all Liabilities were then due and payable.

This Guaranty shall in all respects be an absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect until the full and indefeasible payment and performance of all of the Liabilities and Guarantor’s obligations hereunder (notwithstanding, without limitation, the dissolution of Guarantor). The liability of Guarantor hereunder may be enforced without the Beneficiaries being required to resort to any other right, remedy or security.

The Guarantor shall not be obliged to satisfy a demand under this Guaranty unless the Beneficiaries have previously notified the Guarantor of their intention to make a demand under this Guaranty (including the amount of such demand) at least ten (10) Business Days prior to sending such demand to the Guarantor; provided, however, that no such demand shall be required,

Norfolk Southern Corporation	Amended and Restated Guaranty

and such Liabilities shall be due in accordance with their terms, upon the occurrence of an Event of Default described in Section 16.1(h) or (i) of the Lease.

The obligations of Guarantor are independent of any obligations of Lessor, the Administrative Agent, any Participant or any other Person under any of the Operative Documents. Each and every default under any of the Operative Documents with respect to the Liabilities shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

The Administrative Agent on behalf of itself and the Beneficiaries may, from time to time at its discretion and without notice to Guarantor, but subject to the provisions of the Operative Documents, take any or all of the following actions: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities (including, without limitation, Lessee); (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release or compromise any obligations of any nature of any obligor with respect to any such property; and (e) resort to Guarantor for payment of any of the Liabilities, regardless of whether Lessor, any Rent Assignee or any other Person shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this paragraph being hereby expressly waived by Guarantor).

Section 2. Guarantor’s Obligations Unconditional. Guarantor’s obligations hereunder are independent of Lessee’s obligations under the Lease and the other Operative Documents or in respect of any other Person, and each Beneficiary may enforce any of its rights hereunder independently of any other right or remedy that it may at any time hold with respect to the Liabilities or any security or other guaranty therefor. To the extent permitted by Law, such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and indefeasible payment and performance of all of the Liabilities), whether based upon any claim that Lessee, Guarantor or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (other than full and indefeasible payment and performance of all of the Liabilities) (whether or not Guarantor or any other Person shall have any knowledge or notice thereof) including, without limitation:

(A)
subject to the terms of the Lease and the other Operative Documents, any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or any Operative Document or any of the agreements referred to

Norfolk Southern Corporation	Amended and Restated Guaranty

in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Leased Property, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral;
(B)
any failure, omission or delay on the part of Lessee, any Beneficiary or any other Person to conform or comply with any term of any instrument or agreement referred to in clause (A) above;
(C)
any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause (A) above or any obligation or liability of Lessee or any Beneficiary or any other Person, or any exercise or non-exercise by any Beneficiary or any other Person of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;
(D)
any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Lessee or any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or court in any such proceeding;
(E)
any limitation on the liability or obligations of any Person (including, without limitation, Lessee) under any Operative Document, the Liabilities, any collateral security for the Liabilities, any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing or any other agreement, instrument, guaranty or security referred to in clause (A) above or any term of any thereof;
(F)
any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Leased Property by Lessee or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;
(G)
any merger or consolidation of Lessee or Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of Lessee or Guarantor to any other Person

Norfolk Southern Corporation	Amended and Restated Guaranty

(H)
any change in the ownership of any shares of capital stock of Lessee or Guarantor or any corporate change in Lessee or Guarantor;
(I)
any recovery of judgment against Lessee, or by any levy of any writ or process of execution under any such judgment (except to the extent such recovery indefeasibly reduces the Liabilities);
(J)
any legal characterization of the obligations created by the Lease and the other Operative Documents as a lease, a secured financing or otherwise;
(K)
absence of any notice to, or knowledge of, Guarantor of the existence or occurrence of any of the foregoing clauses (A) through (J); or
(L)
any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Lease or any other Operative Documents.

Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in clauses (A) through (L) above, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment under any Operative Document, and notice of default or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of any Operative Document; (d) any right to the enforcement, assertion or exercise against Lessee of any right, power, privilege or remedy conferred in any Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under any Operative Document; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any Operative Document or the Leased Property; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of itself or Lessee is rescinded or must be otherwise restored by any Beneficiary whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Norfolk Southern Corporation	Amended and Restated Guaranty

Guarantor further agrees that, without limiting the generality of this Guaranty, if an Event of Default shall have occurred and be continuing and any Beneficiary is prevented by Applicable Law from exercising its remedies under the Operative Documents, such Beneficiary shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due from Lessee had such remedies been exercised.

Section 3. Waiver of Subrogation. Until full and indefeasible payment and performance of all of the Liabilities, Guarantor will not exercise any rights with respect to any claim or other rights which it may now or hereafter acquire against Lessee arising from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Operative Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of any Beneficiary against Lessee or any property or assets now or hereafter constituting part of the Collateral, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Lessee directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights (other than to file proofs of claims only if the obligation owing to each Beneficiary hereunder has been fully satisfied). If any amount shall be paid to Guarantor in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to the Administrative Agent to be credited and applied pursuant to the terms of the Operative Documents. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Operative Documents and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by any Beneficiary or any other Person, including an election to proceed by nonjudicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of Guarantor or the right of Guarantor to proceed against any Person for reimbursement, or both.

If all the Liabilities shall be paid indefeasibly in full or performed, Lessee, Lessor, and any Beneficiary, as the case may be, will, at Guarantor’s request and expense, execute and deliver to Guarantor appropriate documents, without recourse and without warranty or representation, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Liabilities resulting from such payment by Guarantor.

Section 4. Reasonableness and Effect of Waivers. Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any Applicable Law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

Section 5. Transfers by Beneficiaries. Each Beneficiary may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to Guarantor, assign or transfer any or all of its portion of the Liabilities or any interest therein in

Norfolk Southern Corporation	Amended and Restated Guaranty

accordance with the terms and conditions of the Operative Documents; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee’s or transferee’s interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were such Beneficiary.

Section 6. No Waiver by Beneficiaries. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon any Beneficiary except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair any Beneficiary’s rights or Guarantor’s obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding (to the extent permitted by Applicable Laws) any right or power of Guarantor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and, to the extent permitted by Applicable Laws, no such claim or defense shall affect or impair the obligations of Guarantor hereunder. Except as required by Applicable Laws, Guarantor’s obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Guarantor other than proof of indefeasible satisfaction or indefeasible payment in full of the Liabilities guaranteed hereunder. Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

Section 7. Guarantor Representations and Warranties. Guarantor represents and warrants to each of the Beneficiaries as of the Document Closing Date that:

(a)
Corporate Existence and Power. Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Virginia (or, if another corporation has become Guarantor as permitted by Section 9(c), the laws of its jurisdiction of incorporation or organization). Guarantor has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not be reasonably expected to result in a Material Adverse Effect.
(b)
Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by Guarantor of the Operative Documents (i) are within Guarantor’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official (except for filings with governmental agencies (x) which filings are necessary or desirable in order for Guarantor to comply with disclosure obligations under applicable laws and (y) which filings, if not made, would not impair the validity or enforceability of the Operative Documents and the obligations of Guarantor thereunder in any material respect) and (iv) do not (x) violate, in any material respect, any provision of law or regulation applicable to Guarantor (including without limitation the Margin

Norfolk Southern Corporation	Amended and Restated Guaranty

Regulations) or the articles of incorporation or by-laws of Guarantor, (y) violate or constitute a default under any material agreement under which Debt may be incurred or any other material agreement or instrument binding upon Guarantor or any of its Consolidated Subsidiaries (excluding any contravention or default of any material agreement or instrument as could not reasonably be expected to result in a Material Adverse Effect) or (z) result in the creation or imposition of any Lien on any asset of Guarantor or any of its Consolidated Subsidiaries.
(c)
Binding Effect. This Guaranty, and each other Operative Document to which Guarantor is a party, constitutes a valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject to (i) applicable Debtor Relief Laws and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d)
Financial Information.
(i)
The consolidated balance sheet of Guarantor and its Consolidated Subsidiaries as of December 31, 2025 and the related consolidated statements of income, comprehensive income, cash flows and changes in stockholders’ equity for the fiscal year then ended, reported on by KPMG LLP and set forth in Guarantor’s 2025 Form 10-K, a copy of which has been delivered to each of the Participants or otherwise made available to the Participants as contemplated by Section 8(a), fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders’ equity for such fiscal year.
(ii)
Since December 31, 2025, there has been no material adverse change in the consolidated financial condition, operations or assets of Guarantor and its Consolidated Subsidiaries, taken as a whole, except for the recognized expenses and cash expenditures incurred by Guarantor and its Subsidiaries, taken as a whole, during the first nine months of 2023 relating to the East Palestine Train Derailment.
(iii)
The charges, accruals and reserves on the books of Guarantor and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Guarantor, adequate.
(e)
Litigation. There is no action, suit or proceeding pending against, or to the knowledge of Guarantor, threatened against or affecting, Guarantor or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official, which, if determined adversely, could reasonably be expected to result in a Material Adverse Effect or which in any manner impairs the validity or enforceability of the Operative Documents in any material respect.

Norfolk Southern Corporation	Amended and Restated Guaranty

(f)
Compliance with Law.
(i)
Guarantor and its Consolidated Subsidiaries are in compliance in all material respects with all applicable provisions of the United States Interstate Commerce Commission Termination Act of 1995, as amended, and all regulations, orders, rulings and official interpretations thereunder, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.
(ii)
Except as would not reasonably be expected to result in a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any material contribution or payment due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or under any Plan, or made any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or which could reasonably be expected to subject any Plan to the increased funding rules under Section 430 of the Internal Revenue Code or Section 303 of ERISA, (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, or (iv) received any written notification that any Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA) or is insolvent or has been terminated (within the meaning of Title IV of ERISA).
(g)
Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Guarantor nor any Consolidated Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) from any Environmental Violation or Environmental Claim, (iii) has received notice of any Environmental Claim or (iv) knows of any basis for any Environmental Claim.
(h)
Taxes. Guarantor and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Guarantor or any Subsidiary or are contesting such assessment in good faith by

Norfolk Southern Corporation	Amended and Restated Guaranty

appropriate proceedings, except where the failure to so pay or file could not be reasonably expected to result in a Material Adverse Effect.
(i)
Significant Subsidiaries. Each of Guarantor’s Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, franchises, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, franchises, consents and approvals could not be reasonably expected to result in a Material Adverse Effect.
(j)
Not an Investment Company. Guarantor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(k)
Full Disclosure. All written information (it being understood that such information will be deemed to include Guarantor’s most recent filings on Form 10-K and Form 10-Q and any filing on Form 8-K, or posting on Guarantor’s website at https://norfolksouthern.investorroom.com/sec-filings, filed or posted since Guarantor’s most recent filing on Form 10-Q), other than financial projections, any forecasts or other forward looking information and information of a general economic or industry-specific nature, taken as a whole, heretofore furnished by Guarantor to the Administrative Agent or any Participant for purposes of or in connection with this Guaranty, the other Operative Documents or any transaction contemplated hereby is, and all such information hereafter furnished by Guarantor to the Administrative Agent or any Participant will be (in the case of any such information furnished after the date hereof, after giving effect to any supplements thereto), complete and correct in all material respects on the date as of which such information is stated or certified; provided that, with respect to financial projections, forecasts or other forward looking information, Guarantor represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood that any such financial projections, forecasts or other forward looking information are not to be viewed as facts, are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond Guarantor’s control, that no assurance can be given that any such financial projections, forecasts or other forward looking information will be realized, and that actual results may differ from such financial projections, forecasts or other forward looking information and such differences may be material).
(l)
Not an Affected Financial Institution or Covered Party. Guarantor is not an Affected Financial Institution or Covered Party.
(m)
No Default. No Default or Event of Default has occurred and is continuing and neither Guarantor nor any of its Subsidiaries is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected where such default could reasonably be expected to result in a Material Adverse Effect.

Norfolk Southern Corporation	Amended and Restated Guaranty

(n)
Anti-Corruption Laws and Sanctions. Guarantor, its Subsidiaries and their respective directors, officers, employees, and, to the knowledge of Guarantor, its agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Guarantor, any Subsidiary or, to the knowledge of Guarantor, any of their respective directors, officers or employees has taken any action, directly or indirectly, that would result in a violation by such Persons of any Sanctions or Anti-Corruption Laws.
(o)
No Prohibited Transactions. None of the transactions contemplated by the Operative Documents will constitute a prohibited transaction within the meaning of Section 4975(c)(1)(A) through (D) of the Code.
(p)
Environmental Condition of the Site. Except as set forth in the Environmental Audit described in Section 6.1(vi) of the Participation Agreement,
(i)
Guarantor has not received any written notice of, or written inquiry from any Governmental Authority regarding, any Environmental Claim or any violation or non-compliance with Environmental Laws with regard to the Site;
(ii)
Guarantor has not stored, released or transported any Hazardous Substances on the Leased Property or the Site in violation of Environmental Laws;
(iii)
the Site does not contain any Hazardous Substance at, on or under the Site in amounts or concentrations that constitute a violation of Environmental Laws; and
(iv)
Guarantor has obtained all Governmental Actions which are required of it under all Environmental Laws.
(q)
Beneficial Ownership Certification. As of the Document Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
(r)
Plan Assets. Guarantor represents and warrants as of the Document Closing Date that Guarantor is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Commitments.
(s)
Solvency. Guarantor is and, after the consummation of the transactions contemplated by this Guaranty and the other Operative Documents, will be solvent.
(t)
Ownership of Lessee. Guarantor owns, directly or indirectly, and has the right to vote one hundred percent (100%) of the outstanding capital stock of Lessee.

Norfolk Southern Corporation	Amended and Restated Guaranty

Section 8. Affirmative Covenants. Guarantor shall comply with the following covenants:

(a)
Information. Guarantor will deliver to Lessor and the Administrative Agent for circulation to each of the Participants:
(i)
promptly after they are publicly available, and in any event within fifteen (15) days after they are required to be filed with the SEC after the end of each fiscal year of Guarantor, a consolidated balance sheet of Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with regulations of the SEC by KPMG LLP or other independent public accountants of nationally recognized standing;
(ii)
promptly after they are publicly available, and in any event within fifteen (15) days after they are required to be filed with the SEC after the end of each of the first three quarters of each fiscal year of Guarantor, (x) a consolidated balance sheet of Guarantor and its Consolidated Subsidiaries as of the end of such quarter, setting forth in comparative form the figures at the end of Guarantor’s previous fiscal year, (y) the related consolidated statement of income for such quarter and for the portion of Guarantor’s fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of Guarantor’s previous fiscal year, and (z) the related consolidated statement of cash flows for the portion of Guarantor’s fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding portion of Guarantor’s previous fiscal year, certified by the chief financial officer or the chief accounting officer of Guarantor (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation, generally accepted accounting principles and consistency as of the dates and for the periods indicated (except for changes in generally accepted accounting principles concurred in by Guarantor’s independent public accountants);
(iii)
simultaneously with the delivery of the financial statements referred to in clauses (i) and (ii) above, a certificate of the chief financial officer, the chief accounting officer, treasurer or any assistant treasurer of Guarantor (x) setting forth in reasonable detail the calculations required to establish whether Guarantor was in compliance with the requirements of Section 9(a) on the date of such financial statements and (y) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Guarantor is taking or proposes to take with respect thereto;
(iv)
within ten (10) days after the chief financial officer of the chief accounting officer of Guarantor obtains knowledge of any Default or Event of

Norfolk Southern Corporation	Amended and Restated Guaranty

Default, a certificate of the chief financial officer or the chief accounting officer of Guarantor setting forth the details thereof and the action which Guarantor is taking or proposes to take with respect thereto;
(v)
promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), proxy statements or any other documents distributed by Guarantor to its shareholders generally which contain equivalent information to that contained in Forms 10-K, 10-Q and 8-K (or their equivalents) or proxy statements, and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Guarantor shall have filed with the SEC; provided, however, that such proxy statements or other documents distributed by Guarantor to its shareholders need not be furnished so long as Guarantor is a reporting company under the Exchange Act;
(vi)
except as would not reasonably be expected to cause a Material Adverse Effect: if and within ten (10) Business Days after the date any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA or knows that the plan administrator of any Plan has given or is required to give notice of any reportable event with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of the imposition of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate is insolvent or has been terminated (within the meaning of Title IV of ERISA), or is in “endangered” or “critical” status (within the meaning of Section 305 of ERISA), a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or under any Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or could reasonably be expected to result in such Plan becoming subject to the increased funding requirements under Section 430 of the Internal Revenue Code or Section 303 of ERISA, a certificate of the chief financial officer or the chief accounting officer of Guarantor setting forth

Norfolk Southern Corporation	Amended and Restated Guaranty

details as to such occurrence and action, if any, which Guarantor or applicable member of the ERISA Group is required or proposes to take;
(vii)
as soon as reasonably practicable after any officer of Guarantor obtains knowledge of the commencement of, or of a threat of the commencement of, any actions, suits or proceedings against Guarantor or any of its Subsidiaries before any court or arbitrator or any Governmental Authority which, if determined adversely, could reasonably be expected to result in a Material Adverse Effect or which in any manner questions the validity or enforceability of the Operative Documents in any material respect, a certificate of the chief financial officer or the chief accounting officer of Guarantor setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Participant; and
(viii)
from time to time such additional publicly available information regarding the financial position or business of Guarantor and its Consolidated Subsidiaries as any Participant through the Administrative Agent may reasonably request.

Information required to be delivered pursuant to this Section 8(a) shall be deemed to have been delivered to the Administrative Agent on the date that such information has been posted on Guarantor’s website on the Internet at https://norfolksouthern.investorroom.com/sec-filings or is available on the website of the SEC at http://www.sec.gov (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 8(a) may also be delivered via the Platform or other electronic communication (in.pdf form) pursuant to procedures approved by the Administrative Agent pursuant to Section 15.3 of the Participation Agreement. Upon the release of any such information, Guarantor shall provide a hard copy of such document as any Participant may reasonably request from time to time.

(b)
Maintenance of Property; Insurance. Guarantor will (i) keep, and will cause each Significant Subsidiary to keep, all property deemed by Guarantor to be necessary to its business in such order and condition as Guarantor shall consider prudent, ordinary wear and tear excepted and (ii)maintain insurance (or self-insurance) in such amounts as it reasonably deems necessary to carry on its business on terms Guarantor reasonably deems appropriate.
(c)
Conduct of Business and Maintenance of Existence. Guarantor will preserve, renew and keep in full force and effect its corporate existence, except as permitted by Section 9(c), and its rights, privileges and franchises reasonably deemed by Guarantor to be necessary in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Effect. Guarantor will cause each of its Significant Subsidiaries to continue to engage in business of the same general type as now conducted by it, and will cause each of them to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises reasonably

Norfolk Southern Corporation	Amended and Restated Guaranty

deemed by Guarantor to be necessary in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Effect. Nothing in this Section 8(c) shall prohibit a merger, consolidation or share exchange pursuant to which any two corporations shall be combined into a single corporation or the acquisition by any corporation of substantially all of the assets of another corporation.
(d)
Compliance with Laws. Guarantor will comply, and cause each Subsidiary to comply, in all material respects, with all Applicable Laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, the Interstate Commerce Commission Termination Act of 1995, Environmental Laws, ERISA, Anti-Corruption Laws and applicable Sanctions, and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such failure could not be reasonably expected to result in a Material Adverse Effect.
(e)
Payment of Obligations. Guarantor will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid would by law give rise to a Lien not permitted by the Operative Documents), except where the same may be contested in good faith by appropriate proceedings or where the failure to pay such obligation or liability could not be reasonably expected to result in a Material Adverse Effect, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.
(f)
Inspection of Property, Books and Records. Guarantor will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in accordance with generally accepted accounting principles; and will permit, and will cause each Subsidiary to permit, representatives designated in writing by the Administrative Agent or Lessor (and, upon a Default or Event of Default, any Rent Assignee), and subject to such limitations as Guarantor may reasonably impose to insure safety or compliance with any applicable legal or contractual restrictions, to visit and inspect any of their respective properties (other than the Leased Property), to examine and make abstracts from any of their corporate books and financial records and to discuss their respective affairs, finances and accounts with their respective principal officers, all at such reasonable times during normal business hours, after reasonable prior notice; provided that, unless an Event of Default shall have occurred and be continuing, there shall be no more than one such inspection by the Administrative Agent and Lessor taken as a whole during any fiscal year.
(g)
Anti-Corruption Laws and Sanctions. Guarantor will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by

Norfolk Southern Corporation	Amended and Restated Guaranty

Guarantor, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and the Sanctions, if any, applicable to such Persons.
(h)
On-going KYC Obligation. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Participant for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation

Section 9. Negative Covenants. Guarantor shall comply with the following covenants:

(a)
Leverage Ratio. The Leverage Ratio will not exceed, at any time on or after the Document Closing Date, 70%.
(b)
Negative Pledge. Neither Guarantor nor any Subsidiary will create, assume or suffer to exist any Lien on (i) the Leased Property, other than Permitted Liens, and (ii) any other asset now owned or hereafter acquired by it except:
(i)
Liens existing on the Document Closing Date that have attached (or that hereafter attach, pursuant to agreements in effect on the date hereof, to assets not owned by Persons subject to such agreements on the date hereof);
(ii)
any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;
(iii)
any Lien (created pursuant to an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) on any asset or pool of assets securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or rebuilding such asset or pool of assets;
(iv)
any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into Guarantor or a Subsidiary and not created in contemplation of such event;
(v)
any Lien existing on any asset prior to the acquisition thereof by Guarantor or a Subsidiary and not created in contemplation of such acquisition;
(vi)
Liens created, assumed or existing on assets associated with real estate development projects or development joint ventures (other than the Leased Property);
(vii)
any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (other than by the Permitted Additional Amount) and is not secured by any additional assets (other than any replacement assets);

Norfolk Southern Corporation	Amended and Restated Guaranty

(viii)
inchoate tax Liens;
(ix)
Liens arising in the ordinary course of its business, which (i) do not secure Debt or Derivatives Obligations and (ii) do not, in the aggregate, materially detract from the value of its material assets or materially impair the use thereof in the operation of its business;
(x)
Liens on “margin stock” (as defined in the Margin Regulations), if and to the extent that the value of such margin stock exceeds 25% of the total assets of Guarantor and its Subsidiaries subject to this Section;
(xi)
Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000;
(xii)
Liens upon real and/or personal property, which property was acquired after the Document Closing Date (by purchase, construction or otherwise) by Guarantor or any of its Subsidiaries, provided that each of such Liens exists only on such property and any proceeds or replacements thereof;
(xiii)
Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not in excess of 12.5% of Consolidated Net Tangible Assets;
(xiv)
Liens on assets of a Subsidiary to secure obligations owed by such Subsidiary to Guarantor;
(xv)
licenses, leases, sublicenses or subleases of Guarantor or any Subsidiary granted to others in the ordinary course of business;
(xvi)
Liens arising solely by virtue of any banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a credit depository institution;
(xvii)
Liens securing judgments for the payment of money not constituting an Event of Default under Section 16.1(k) of the Lease;
(xviii)
easements, zoning restrictions, rights-of-way, encroachments, protrusions and similar encumbrances and title defects affecting real property, in each case, that do not, individually or in the aggregate, materially and adversely interfere with the ordinary conduct of business of Guarantor and its Subsidiaries, taken as a whole; and
(xix)
Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by Guarantor or its Subsidiaries in the ordinary course of business.

Norfolk Southern Corporation	Amended and Restated Guaranty

Notwithstanding the foregoing, neither Guarantor nor any Subsidiary will create, assume, incur or suffer to exist any Lien otherwise permitted by this Section (b) on any equity interest or Debt of Lessee now directly owned or hereafter acquired to secure any Debt for money borrowed or Debt evidenced by a bond, note, debenture or other evidence of indebtedness, without in any such case making effective provision whereby all of the obligations owing hereunder shall be secured equally and ratably with such Debt.

(c)
Consolidations, Mergers and Sales of Assets.
(i)
Guarantor will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that Guarantor may merge or consolidate with another Person or sell all or substantially all of its assets to another Person if:
(A)
the Person surviving such merger or consolidation, or the Person that acquires substantially all of Guarantor’s assets, is a business corporation incorporated under the laws of a State of the United States of America;
(B)
the Person surviving such merger or consolidation, if not Guarantor, or the Person that acquires substantially all of Guarantor’s assets, (i) executes and delivers to the Administrative Agent and each of the Participants an instrument in form reasonably satisfactory to the Administrative Agent pursuant to which such Person assumes all of Guarantor’s obligations under the Operative Documents as theretofore amended or modified, including the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all amounts payable hereunder and the performance of all of the other covenants and agreements contained herein, (ii) provides to the Administrative Agent and the Participants, at least 5 Business Days prior to the closing of such merger, consolidation or sale of assets, (x) all documentation and other information requested by the Administrative Agent or any Participant in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations and (y) to the extent such Person qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation and (iii) if requested by the Required Participants, delivers an opinion of counsel reasonably satisfactory to the Required Participants (it being understood that an opinion delivered substantially in the form provided on the Document Closing Date shall be reasonably satisfactory), in each case after giving effect to such merger, consolidation or sale of assets, as the case may be; and

Norfolk Southern Corporation	Amended and Restated Guaranty

(C)
immediately after giving effect to such merger, consolidation or sale of assets, no Default shall have occurred and be continuing and the representations and warranties of Guarantor contained in this Guaranty and each other Operative Document shall be true in all material respects (or, if qualified as to materiality, in all respects) as if made immediately after such merger, consolidation or sale of assets (except to the extent such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall be true in all material respects (or, if qualified as to materiality, in all respects) as of such earlier date).

It is understood that: (i) the reference in Section 7(d)(ii) to changes in respect of Guarantor and its Consolidated Subsidiaries refers to changes from the business and consolidated financial position of Guarantor and its Consolidated Subsidiaries at such date, including changes that occur as a result of another Person becoming Guarantor pursuant to such a merger, consolidation or sale of assets and (ii) the references in Section 16.1(m) of the Lease to individuals who were directors of Guarantor at any time before such a merger, consolidation or sale of assets refer only to individuals who were directors of the Person who was Guarantor at that time. No Person who was Guarantor shall be released from any of its obligations hereunder upon the assumption of such obligations by another Person. For purposes of this Section, the term “consolidate with” means a transaction in which Guarantor and another corporation consolidate to form a new corporation pursuant to the laws of their jurisdictions of incorporation and in which Guarantor and such other corporation cease to exist as separate corporate entities.

(ii)
Subject to subsection (i) above and subsection (iii) below, Guarantor and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of Guarantor and its Subsidiaries, taken as a whole, to any other Person.
(iii)
Guarantor will at all times own, directly or indirectly, all of the shares of capital stock or other ownership interests of Lessee, or the successor thereto by merger, consolidation or share exchange or the Person, if any, who has acquired substantially all of such corporation’s assets, except directors’ qualifying shares. Guarantor will cause Lessee to continue to own and operate the railroads and any material related assets owned and operated by it on the date hereof; provided that nothing in this Section shall prohibit dispositions (by sale, merger or otherwise) by Lessee of (a) assets in the ordinary course of business or (b) obsolete or unproductive assets.
(d)
[Intentionally Omitted].

Norfolk Southern Corporation	Amended and Restated Guaranty

(e)
Limitation on Subsidiary Debt. Guarantor will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt except:
(i)
Debt owing to Guarantor or a Subsidiary all of the outstanding common stock of which (other than directors’ qualifying shares) is owned directly or indirectly by Guarantor;
(ii)
Debt of Subsidiaries not otherwise permitted by this Section 9(e) in an aggregate principal amount at any time outstanding not exceeding $1,250,000,000;
(iii)
Guarantees by any Subsidiary of Debt of its own Subsidiaries, provided that the Debt guaranteed is permitted under this Section;
(iv)
Debt of any Person at the time such Person becomes a Subsidiary and not incurred in contemplation of such event;
(v)
Debt of a Subsidiary in existence on the Document Closing Date and extensions, renewals and refinancings thereof, provided that the principal amount of such Debt is not increased except by an amount no greater than the Permitted Additional Amount;
(vi)
Debt of a Subsidiary incurred in connection with the financing of any asset, but solely to the extent that under the terms of such Debt the obligations of such Subsidiary with respect to such Debt may be satisfied by recourse only to such asset and the proceeds and replacements thereof;
(vii)
obligations (contingent or otherwise) of any Subsidiary arising under any swap contract or hedge agreement; provided that such obligations are (or were) entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, and not for purposes of speculation;
(viii)
Debt arising from the endorsement of instruments in the ordinary course of business;
(ix)
Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; and
(x)
Debt of Subsidiaries incurred or assumed (in connection with an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) for the purpose of directly or indirectly financing all or any part of the cost of acquiring, constructing or rebuilding any asset and any renewal, extension or refinancing thereof; provided that the aggregate principal amount of

Norfolk Southern Corporation	Amended and Restated Guaranty

such Debt (other than extensions, renewals and refinancings that do not increase the principal amount thereof except by an amount no greater than the Permitted Additional Amount) incurred or assumed in any fiscal year of Guarantor pursuant to this clause (x) shall not exceed $800,000,000.
(f)
Transactions with Affiliates. Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arm’s-length basis on terms no less favorable in any material respect to Guarantor or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) the declaration or payment of any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class, (ii) transactions entered into in the ordinary course of business with joint ventures in which Guarantor has a direct or indirect interest to the extent Guarantor has determined in its reasonable judgment that the business purpose achieved by such transactions renders the terms thereof reasonable or (iii) any payment under any tax sharing agreement entered into among Guarantor and any of its Subsidiaries.

Section 10. Successors and Assigns. This Guaranty shall be binding upon Guarantor and upon Guarantor’s successors and assigns; and all references herein to Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person; provided that Guarantor shall not assign or transfer any of its interests or obligations hereunder without the prior written consent of Lessor.

Section 11. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Guaranty shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 12. Submission to Jurisdiction; Service of Process. Guarantor: (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in the County of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees, to the fullest extent of Applicable Law, that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth below or at such other address of which the other parties hereto shall have been notified; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of any Beneficiary to sue in any other jurisdiction.

Norfolk Southern Corporation	Amended and Restated Guaranty

Section 13. Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Guaranty shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered in the manner specified in Section 15.3 of the Participation Agreement. The initial address for notices to Guarantor is set forth beneath its signature below.

Section 14. Amendment. This Guaranty may not be amended or modified or any of its provisions waived, except in accordance with the terms of Section 15.5 of the Participation Agreement.

Section 15. Governing Law; Waiver of Jury Trial. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of law principles which would require the application of the laws of a jurisdiction other than the State of New York. Guarantor hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Guaranty or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from any relationship existing in connection with this Guaranty and agrees that any such action or proceeding shall be tried before a court and not before a jury.

Section 16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Operative Document), Guarantor acknowledges and agrees that: (i) (A) the services regarding this Guaranty provided by the Administrative Agent and the Participants are arm’s-length commercial transactions between Guarantor, on the one hand, and the Administrative Agent and the Participants, on the other hand, (B) Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Operative Documents; (ii) (A) the Administrative Agent and each Participant is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Guarantor or any other Person and (B) neither the Administrative Agent nor any Participant has any obligation to the Guarantor or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Operative Documents; and (iii) the Administrative Agent and the Participants and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Guarantor, Lessee and their respective Affiliates, and neither the Administrative Agent, nor any Participant has any obligation to disclose any of such interests to Guarantor or any of its Affiliates. To the fullest extent permitted by law, Guarantor hereby waives and releases any claims that it may have against the Administrative Agent, or any Participant with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 17. Effect of Restatement. On the Document Closing Date, the Original Guaranty will be amended, restated and superseded in its entirety as set forth in this Guaranty. The Guarantor acknowledges and agrees, however, that (a) this Guaranty and the other Operative Documents do not constitute a novation or termination of the Liabilities under and as defined in the Original

Norfolk Southern Corporation	Amended and Restated Guaranty

Guaranty or under the other Original Operative Documents as in effect immediately prior to the Document Closing Date, (b) such Liabilities are in all respects continuing with only the terms being modified as provided in this Guaranty and the other Operative Documents, (c) except as provided for or contemplated by the Operative Documents, the mortgage, liens and security interests in favor of the Lessor securing payment of such Liabilities are in all respects continuing and in full force and effect with respect to all Liabilities and (d) except to the extent the context requires otherwise, all references in the other Operative Documents to the “Guaranty” or other reference originally applicable to the Original Guaranty shall be deemed to refer without further amendment to this Guaranty, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Section 18. Restructuring Event. Notwithstanding anything herein to the contrary, the occurrence of a Restructuring Event during the Lease Term (a) shall not constitute a breach of any representation, warranty or covenant of Guarantor (with all parties acknowledging and agreeing that Lessee will remain in place following any such Restructuring Event), and (b) upon termination of the Bank Credit Agreement in connection with any Restructuring Event, any representations, warranties, covenants (including, without limitation, any financial covenants) with respect to the Guarantor that were based on the Bank Credit Agreement shall be of no further force and effect, so long as (in each case of clause (a) and (b) above), contemporaneously with any such Restructuring Event (i) Union Pacific shall assume the Guarantor’s obligations under the Operative Documents and provide a replacement guaranty of the Obligations under the Operative Documents (in form and substance reasonably satisfactory to Lessor), at Lessee’s sole cost and expense, (ii) the Operative Documents shall be amended (in form and substance reasonably satisfactory to Lessor), at Lessee’s sole cost and expense, to include the same representations, warranties and covenants, in each case, on parity with Union Pacific’s senior unsecured revolving credit facility (including with respect to obligors thereunder) and (iii) Guarantor shall deliver, or cause to be delivered, customary legal opinions with respect to the replacement guaranty and amendments to the Operative Documents (in form an substance reasonably satisfactory to Lessor).

IN WITNESS WHEREOF, Guarantor has caused this Amended and Restated Guaranty to be executed and delivered as of the date first above written.

NORFOLK SOUTHERN CORPORATION

By:	/s/ Jason Zampi,
	Name:	Jason Zampi,
	Title:	Executive Vice President & chief Financial Officer

	Address:	650 W. Peachtree Street NW
Atlanta, GA 30308

	Attention:	General Counsel Corporate

[Signature Page to Amended and Restated Guaranty – Norfolk Southern]